Exhibit 10.7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

5th AMENDMENT TO DEVELOPMENT and 2nd AMENDMENT TO SUPPLY AND MANUFACTURING AGREEMENT

This Amendment (the “5th and 2nd Amendment”) is made and entered into effective as of Nov 4th,2019, by and between QBD (QS IP) Ltd, PO Box 1075, Elizabeth House, 9 Castle Street, St Helier JE4 2QP, Jersey, Channel Islands (“QUOTIENT”), and STRATEC SE, a stock corporation formed under the laws of the Federal Republic of Germany, having its principal place of business at Gewerbestrasse 37, D-75217 Birkenfeld-Graefenhausen, Germany (“STRATEC”). QUOTIENT and STRATEC each may be referred to herein individually as a “Party”, or collectively as the “Parties”.

RECITALS

A.

The Parties have entered into that certain Development Agreement, dated as of January 7th, 2014 (the “Development Agreement”), pursuant to which STRATEC has agreed to develop and manufacture for QUOTIENT a Production Instrument (as defined in the Development Agreement and as amended from time to time with the 1., 2., 3. and 4. Amendment to the Development Agreement).

B.

The Parties have entered into that certain Supply and Manufacturing Agreement, dated as of December 19th, 2014 (the “Supply Agreement”), pursuant to which STRATEC has agreed to manufacture and supply QUOTIENT with quantities of the Production Instrument (as defined in the Supply Agreement and as amended from time to time with the 1. Amendment to the Supply Agreement).

C.

The Parties now desire to amend certain subjects of the Development Agreement and of the Supply Agreement (including all Amendments) to reflect certain changes relating to the Parties’ rights and obligations under the Development Agreement and Supply Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used herein without definition will have the meanings given to such terms in the Development Agreement.

2.

Changes. Per request of both Parties, QUOTIENT and STRATEC hereby agree that this 5th and 2nd Amendment shall amend the Development Agreement and the Supply Agreement (including all Amendments) with the following issues:

a.

Existing PDR version 3.0 items status is as per agreement, confirmed by STRATEC on August 28th 2019 and STRATEC’s development obligations are fulfilled according to Development Agreement and any relevant Amendments thereto and closure of relevant items per the PDR status document. Remaining

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

open topics as mutually agreed upon in good faith and listed in Exhibit 1 shall be implemented by STRATEC.

b.

Parties agree to a one-time payment of [***] EUR by Quotient to STRATEC for the outstanding and ongoing development tasks undergone by STRATEC until October 2019. Such payment shall be due with signature under this 5th and 2nd Amendment.

c.

Beginning November 2019 Quotient shall pay STRATEC a monthly fee of [***] EUR to cover ongoing agreed upon development activities in the future. Both Parties acknowledge that resource numbers and monthly fee may need adjustment according to development progresses (to meet timeline) and such need will be reviewed in good faith between the Parties. This agreed upon monthly payment will cover (i) costs for all on-going development activities, (ii) will cover all costs associated with new development activities and (iii) Quotient’s acceptance to pay all cost associated with the ongoing topics of washing- and carry-over- investigation, redesign (as/if needed) and implementation.

d.

Quotient’s obligations to take [***] Production Instruments and [***] sets of Spare Parts according to the 1. Amendment to the Supply Agreement effective as of December 19th, 2016 shall become null and void.

e.

Quotient will purchase Production Instruments for a transfer price of [***] EUR (“Transfer Price”) ([***]% premium) until the run rate per year reaches [***] Production Instruments or more. Such [***]% premium shall be off-set against the Minimum Purchase Commitment set out in Section 5.3 of the Supply Agreement. For the sake of clarity, with effect of such new Transfer Price the Minimum Purchase Commitment shall be reduced by [***] Production Instruments for every [***] taken and paid.

Such Transfer Price shall include (i) rework of Spare Parts sourced according to the I. Amendment to the Supply Agreement, (ii) increased cost for sourcing of material due to reduced quantities and (iii) increased manufacturing cost due to a run-rate beyond the mutually expected series level run-rate.

3.	Counterparts. This 5th and 2nd Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

4.	Effectiveness. This Amendment will become effective upon the execution hereof by both Parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

5.

Continuing Effect. Other than as set forth in this 5th and 2nd Amendment, all of the terms and conditions of the Development and Supply Agreement, along with any valid Amendments in effect will continue in full force and effect.

Exhibits:

Exhibit 1

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

QUOTIENT CorporationSTRATEC SE

By: /s/ Ed FarrellBy: /s/ Dr Robert Siegle

Name: Ed FarrellName: Dr Robert Siegle

Title:PresidentTitle:CFO

3